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                                                                    EXHIBIT 23.6

May 27, 1998



Nutrition Business Journal hereby consents to the inclusion of the information attached hereto as Exhibit A provided by us to Balance Bar Company in the Registration Statement (File No. 333-49651) on Form S-1 (including all amendments and the prospectus) relating to the initial public offering of Balance Bar Company common stock.

For: Nutrition Business Journal

By:  /s/ Lynnette Thwaites
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Its: Managing Editor

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                                   Exhibit A
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     Exhibit A consists of page 28 of the Registration Statement, as amended.


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